UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 22, 2004

                          Meditech Pharmaceuticals,Inc.
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             (Exact name of registrant as specified in its charter)


         Nevada                         000-12561               95-3819300
         ------                         ---------               ----------
(State of Incorporation)          (Commission File No.)       (IRS Employer
                                                             Identification No.)

          10105 E. Via Linda, #103, PMB-382, Scottsdale, Arizona 75240
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (480) 614-2874
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.03. Unregistered Sale of Equity Securities and
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ITEM 5.01 Change in Control of Registrant.
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     On October 22, 2004, Registrant issued 180,500,000 shares of common stock to Petro-Med, Inc. in exchange for the cancellation of $3,610,000 principal amount of cash advances to Registrant that were due on demand and $899,396 of accrued interest. The exchange rate was $0.02 per share of common stock, which was a 33-1/3% premium over the trading price of the common stock on the over-the-counter Bulletin Board on October 21, when the transaction was agreed to in principle.

     Petro-Med, Inc. is an affiliate of the Registrant. Petro-Med, Inc. held 26,256,794 shares of common stock, representing 12.3% of shares outstanding before the exchange, and is under the common control of Gerald N. Kern, CEO of both companies. The terms of the exchange were approved by a dis-interested majority of Registrant's board of directors, who concluded that the transaction was fair to Registrant and its stockholders for reasons including:

     o    The forgiveness of approximately $900,000 of accrued interest;

     o The acceptance of an exchange rate that is 33-1/3% greater than the market price of the common stock;

     o The relief from the obligation to accrue additional interest and repay the debt; and

     o    The beneficial effect of the exchange on the Company's balance sheet.

     As a result of the exchange, Petro-Med, Inc. became the owner of a total of 206,456,794 shares of common stock representing 58.7% of all shares outstanding, and thus a change in control of Registrant occurred. Mr. Kern's beneficial ownership of the outstanding shares of Registrant increased to 238,816,794 shares (63.2%), consisting of the 206,456,794 shares owned by Petro-Med, Inc., 6,510,000 shares held of record and 25,550,000 shares subject to outstanding stock options.

     On the same day, the Board approved a 1,000 for one reverse split of the common stock, intended to achieve a more reasonable capital purchase and higher price for the stock on the OTCBB. A proxy statement for a stockholders meeting to approve the reverse split will be sent in the near future. Such reverse split is not expected to result in a material change in the percentage ownership of any stockholders. Stockholders holding less than 1,000 shares will be paid cash in lieu of a fractional share.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits

     2. Debt Exchange Agreement dated October 24, 2004.


                                       2
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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant and duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEDITECH PHARMACEUTICALS, INC.
                                    (Registrant)



Date:    October 22, 2004           By:  /s/  G.N. Kern
                                         --------------------------------------
                                            G.N. Kern
                                            Chief Executive Officer



                                  EXHIBIT INDEX

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    Exhibit #                      Description                        Page #
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        2           Debt Exchange Agreement dated October 24, 2004.      2
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